Sabre reports second quarter 2019 results

•	Second quarter revenue increased 1.6%

•	Travel Network revenue rose 0.7%, with bookings growth of 0.9%

•	Airline Solutions revenue increased 3.4%

•	Hospitality Solutions revenue grew 8.1%

•	Net income attributable to common stockholders totaled $27.8 million and diluted net income attributable to common stockholders per share (EPS) totaled $0.10

•	Adjusted EPS totaled $0.24

•	Cash provided by operating activities totaled $105.7 million

•	Raised full-year 2019 earnings guidance

SOUTHLAKE, Texas – August 1, 2019– Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended June 30, 2019.

"Sabre is a global technology leader in retailing, distribution and fulfillment to the $1.7 trillion travel marketplace. Our business model is underpinned by long-term contracts, renewal rates of well over 90% and revenue streams that are tied to travel volumes, which have proven resilient across economic cycles," said Sean Menke, President and CEO. "I'm pleased to report solid second quarter performance that was supported by our business model and commercial wins. The second quarter of 2019 marked the sixth consecutive quarter of strong gains in our GDS share. We grew bookings 8% in our home region of North America. At Airline Solutions, we saw a 15% increase in AirVision and AirCentre commercial and operations revenue in the quarter. Our broad set of SaaS airline solutions continues to gain momentum following our efforts over the past two years and has contributed to our ability to contract approximately 75% of our current Airline Solutions revenue base through 2023. At Hospitality Solutions, we have exceeded sales targets for the fourth quarter in a row and grew revenue 8% year-over-year in the quarter."

"We are accelerating innovations to differentiate versus our competitors. This includes the roll-out of Sabre Red 360 and new lodging innovations, including a significant expansion of properties available through our GDS supported by our partnerships with Booking.com and Expedia Affiliate Network. We recently launched the new Sabre Virtual Payments platform, continued to progress in our NDC efforts, brought to market the industry's first Airline Commercial Platform and introduced an innovative Hospitality Intelligent Retailing Platform that opens new sources of revenue growth for our hotelier customers. We are the first GDS to have our entire shopping complex in the cloud. We are continuing to build out our global cloud landing zones and now have over 55% of our total compute footprint in the cloud. Our solid second quarter performance, commercial wins, leading innovation and infrastructure progress give me confidence in raising our full-year 2019 earnings guidance."

Q2 2019 Financial Summary

Sabre consolidated second quarter revenue increased 1.6% to $1,000.0 million, compared to $984.4 million in the year ago period.

Second quarter operating income was $81.9 million, versus $138.8 million in the second quarter of 2018. The decline in operating income was primarily due to increased technology expenses in the quarter, with a corresponding decline in technology capitalized expenditures, as well as modest growth in Travel Network incentive expense per booking and $8.9 million in acquisition-related costs, partially offset by solid revenue growth. The shift in technology cost recognition had no impact on the level of total technology spend or Free Cash Flow and is driven by the execution of the Company's previously disclosed technology strategy, including its cloud migration, mainframe offload and utilization of agile development methods, that increases the expensed portion of its total technology spend.

Net income attributable to common stockholders totaled $27.8 million, versus $92.2 million in the second quarter of 2018. Diluted net income attributable to common stockholders per share totaled $0.10, versus $0.33 in the second quarter of 2018. The decrease in net income attributable to common stockholders was driven by the items impacting operating income described above, as well a $12.1 million increase in income taxes primarily due to an unfavorable comparison to a tax rate benefit recognized in the second quarter of 2018.

Second quarter consolidated Adjusted EBITDA Less Capitalized Software Development, which reflects the Company's total capitalized and expensed technology spend, was $211.5 million, a decrease of 1.3% from $214.3 million in the second quarter of 2018. This decrease was primarily driven by modest growth in Travel Network incentive expense per booking and other transaction-related expenses, partially offset by solid revenue growth.

Adjusted Operating Income was $127.0 million, versus $172.0 million in the second quarter of 2018. The decline in Sabre's consolidated Adjusted Operating Income was primarily the result of increased technology operating expenses due to the increase in the expensed portion of total technology spend and modest growth in Travel Network incentive expense per booking, partially offset by solid revenue growth.

For the quarter, Sabre reported Adjusted Net Income from continuing operations per share (Adjusted EPS) of $0.24, versus $0.37 per share in the second quarter of 2018.

With regards to Sabre's second quarter 2019 cash flows (versus prior year):

•	Cash provided by operating activities totaled $105.7 million (vs. $146.6 million)

•	Cash used in investing activities totaled $38.3 million (vs. $67.2 million)

•	Cash used in financing activities totaled $128.7 million (vs. $73.1 million)

•	Capitalized expenditures totaled $29.3 million (vs. $67.2 million)

Second quarter Free Cash Flow totaled $76.3 million, versus $79.5 million in the second quarter of 2018.

During the second quarter of 2019, Sabre returned $83.8 million to shareholders, including $38.3 million through its regular quarterly dividend and the repurchase of 2.2 million shares for approximately $45.5 million under its share repurchase authorization. Year-to-date, the Company has repurchased 3.7 million shares for approximately $77.6 million.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019		2018	% Change
Total Company:

Revenue	$1,000,006	$984,376	1.6	$2,049,367		$1,972,745	3.9
Operating income	$81,913	$138,833	(41.0)	$192,320	350,369,000	$304,234	(36.8)
Net income attributable to common stockholders	$27,838	$92,246	(69.8)	$84,688		$180,126	(53.0)
Diluted net income attributable to common stockholders per share (EPS)	$0.10	$0.33	(69.7)	$0.31		$0.65	(52.3)

Adjusted Gross Profit*	$350,438	$373,678	(6.2)	$723,528		$778,257	(7.0)
Adjusted EBITDA*	$235,635	$277,002	(14.9)	$497,984		$578,340	(13.9)
Adjusted EBITDA Less Capitalized Software Development*	$211,519	$214,296	(1.3)	$446,656		$458,182	(2.5)
Adjusted Operating Income*	$126,953	$171,986	(26.2)	$282,715		$369,582	(23.5)
Adjusted Net Income*	$67,454	$102,343	(34.1)	$161,653		$223,553	(27.7)
Adjusted EPS*	$0.24	$0.37	(35.1)	$0.58		$0.81	(28.4)

Cash provided by operating activities	$105,661	$146,647	(27.9)	$257,661		$341,839	(24.6)
Cash used in investing activities	$(38,299)	$(67,187)	(43.0)	$(76,163)		$(131,886)	(42.3)
Cash used in financing activities	$(128,661)	$(73,054)	76.1	$(292,975)		$(201,525)	45.4
Capitalized expenditures	$(29,332)	$(67,187)	(56.3)	$(67,196)		$(131,886)	(49.0)

Free Cash Flow*	$76,329	$79,460	(3.9)	$190,465		$209,953	(9.3)

Net Debt (total debt, less cash)	$3,007,906	$3,090,737
Net Debt / LTM Adjusted EBITDA*	2.9x	2.8x

Travel Network:

Revenue	$724,632	$719,685	0.7	$1,498,600		$1,440,821	4.0
Transaction Revenue	$681,394	$679,300	0.3	$1,412,159		$1,356,662	4.1
Other Revenue	$43,238	$40,385	7.1	$86,441		$84,159	2.7
Operating Income	$159,384	$195,052	(18.3)	$352,023		$405,725	(13.2)
Adjusted Operating Income*	$159,797	$196,003	(18.5)	$352,969		$407,847	(13.5)

Total Bookings	142,125	140,817	0.9	297,062		291,649	1.9
Air Bookings	124,605	122,864	1.4	263,166		257,515	2.2
Lodging, Ground and Sea Bookings	17,520	17,953	(2.4)	33,896		34,134	(0.7)
Air Bookings Share	38.6%	37.4%		38.4%		37.2%

Airline Solutions:

Revenue	$211,833	$204,822	3.4	$424,760		$411,425	3.2
Operating Income	$22,660	$22,813	(0.7)	$38,084		$53,525	(28.8)
Adjusted Operating Income*	$22,660	$22,813	(0.7)	$38,084		$53,525	(28.8)

Passengers Boarded	180,386	195,699	(7.8)	366,563		370,342	(1.0)

Hospitality Solutions:

Revenue	$73,876	$68,314	8.1	$146,707		$136,442	7.5
Operating (Loss) Income	$(5,746)	$1,964	NM	$(11,463)		$4,101	NM
Adjusted Operating (Loss) Income*	$(5,746)	$1,964	NM	$(11,463)		$4,101	NM

Central Reservation System Transactions	28,890	22,555	28.1	51,914		39,519	31.4

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Network

Second quarter 2019 highlights (versus prior year):

•	Travel Network revenue increased 0.7% to $724.6 million.

•	Global air bookings share increased 120 basis points to 38.6%.

•
Global bookings increased 0.9% in the quarter, stronger than the GDS industry. Global bookings growth was supported by an increase of 7.9% in North America, representing the company's largest global footprint. Strong North American bookings growth offset a decline in international bookings.

•	Operating income totaled $159.4 million, versus $195.1 million in the second quarter of 2018, and operating income margin was 22.0%.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy, and modest incentive expense per booking growth, partially offset by revenue growth.

Airline Solutions

Second quarter 2019 highlights (versus prior year):

•
Airline Solutions revenue increased 3.4% to $211.8 million, supported by 14.7% growth in AirVision and AirCentre commercial and operations solutions revenue. SabreSonic revenue declined 3.0% due to the previously discussed impact of certain outside factors including the insolvency of Jet Airways and volume reductions at a certain carrier due to a 737 MAX incident, as well as the de-migrations of Pakistan International Airlines and Philippine Airlines.

•	Airline passengers boarded declined 7.8% in the quarter. Excluding the carriers referenced above, airline passengers boarded grew 4.3%.

•	Operating income totaled $22.7 million, versus $22.8 million in the second quarter of 2018, and operating income margin was 10.7%.

•
Solid revenue growth was offset by increased technology operating expenses due to the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy.

Hospitality Solutions

Second quarter 2019 highlights (versus prior year):

•	Hospitality Solutions revenue increased 8.1% to $73.9 million, primarily driven by growth in central reservation system transactions.

•	Central reservation system transactions increased 28.1% to 28.9 million.

•	Operating loss was $5.7 million, versus income of $2.0 million in the second quarter of 2018.

•
The decline in operating income was driven by increased technology operating expenses due to the increase in the expensed portion of total technology spend (with a corresponding decrease in capitalized expenditures) driven by the Company's technology strategy and higher depreciation and amortization, partially offset by revenue growth.

Business Outlook and Financial Guidance

With respect to the 2019 guidance below:

•
Full-year Adjusted EPS guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $5 million; net income attributable to noncontrolling interests of approximately $5 million; acquisition-related amortization of approximately $65 million; stock-based compensation expense of approximately $75 million; other costs including litigation, other foreign non-income tax matters and foreign exchange gains and losses of $20 million; and the tax impact of the above adjustments of approximately $30 million, divided by (2) the projected weighted-average diluted common share count for the full year of approximately 277 million.

•
Full-year Free Cash Flow guidance consists of expected full-year cash provided by operating activities of $585 million to $605 million less additions to property and equipment of $130 million to $150 million.

Sabre raised full-year 2019 earnings guidance, summarized below:

($ millions, except EPS)	2019 Guidance	Vs. Previous Guidance
Revenue	$3,965M - $4,045M

Adjusted EPS	$0.91 - $1.05	+$0.02

Free Cash Flow	Approximately $455M

Additional guidance metrics are included in the slide presentation and prepared remarks regarding Sabre's second quarter 2019 earnings conference call, which have been posted on the Sabre Investor Relations website at investors.sabre.com.

Conference Call

Sabre will conduct its second quarter 2019 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than US$120 billion of global travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted Net Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EPS and Free Cash Flow. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business Outlook and Financial Guidance" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "guidance," "outlook," "momentum," "expect," "estimate," "project," "believe," "will," "accelerate," "preliminary," "anticipate," “may,” “should,” “would,” “intend," “potential,” "momentum," "long-term," "growth," "results" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Network business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services, the implementation and effects of new or renewed agreements, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the effects of litigation and regulatory investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the financial and business effects of acquisitions, including related costs, and, if successfully completed, closing and integration of these acquisitions, the effects of the implementation of new accounting standards, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" section in our Quarterly Report on Form 10-Q filed with the SEC on May 1, 2019, in the "Risk Factors" and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 15, 2019 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
kristin.hays@sabre.com
sabrenews@sabre.com

Investors
Barry Sievert
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue	$1,000,006	$984,376	$2,049,367	$1,972,745
Cost of revenue	763,388	721,759	1,550,951	1,414,616
Selling, general and administrative	154,705	123,784	306,096	253,895
Operating income	81,913	138,833	192,320	304,234
Other income (expense):
Interest expense, net	(39,608)	(39,409)	(77,621)	(77,518)
Loss on extinguishment of debt	—	—	—	(633)
Joint venture equity income	413	951	946	2,122
Other, net	(2,479)	(7,735)	(4,349)	(8,841)
Total other expense, net	(41,674)	(46,193)	(81,024)	(84,870)
Income from continuing operations before income taxes	40,239	92,640	111,296	219,364
Provision for income taxes	12,145	75	23,988	36,350
Income from continuing operations	28,094	92,565	87,308	183,014
Income (loss) from discontinued operations, net of tax	1,350	760	(102)	(447)
Net income	29,444	93,325	87,206	182,567
Net income attributable to noncontrolling interests	1,606	1,079	2,518	2,441
Net income attributable to common stockholders	$27,838	$92,246	$84,688	$180,126

Basic net income (loss) per share attributable to common stockholders:
Income from continuing operations	$0.10	$0.33	$0.31	$0.66
Income (loss) from discontinued operations	—	—	—	—
Net income per common share	$0.10	$0.33	$0.31	$0.66
Diluted net income (loss) per share attributable to common stockholders:
Income from continuing operations	$0.10	$0.33	$0.31	$0.65
Income (loss) from discontinued operations	—	—	—	—
Net income per common share	$0.10	$0.33	$0.31	$0.65
Weighted-average common shares outstanding:
Basic	274,245	275,715	274,911	275,220
Diluted	275,483	277,180	276,596	276,565

Dividends per common share	$0.14	$0.14	$0.28	$0.28

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$396,848	$509,265
Accounts receivable, net	604,403	508,122
Prepaid expenses and other current assets	151,328	170,243
Total current assets	1,152,579	1,187,630
Property and equipment, net of accumulated depreciation of $1,671,342 and $1,524,795	708,579	790,372
Investments in joint ventures	27,132	27,769
Goodwill	2,551,736	2,552,369
Acquired customer relationships, net of accumulated amortization of $722,456 and $709,824	310,750	323,731
Other intangible assets, net of accumulated amortization of $654,372 and $634,995	270,140	289,517
Deferred income taxes	30,869	24,322
Other assets, net	718,286	610,671
Total assets	$5,770,071	$5,806,381

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$174,999	$165,227
Accrued compensation and related benefits	86,738	112,866
Accrued subscriber incentives	343,792	301,530
Deferred revenues	124,568	80,902
Other accrued liabilities	236,492	185,178
Current portion of debt	82,661	68,435
Tax Receivable Agreement	71,098	104,257
Total current liabilities	1,120,348	1,018,395
Deferred income taxes	113,649	135,753
Other noncurrent liabilities	317,464	340,495
Long-term debt	3,298,922	3,337,467

Stockholders’ equity
Common Stock: $0.01 par value; 450,000 authorized shares; 294,160 and 291,664 shares issued, 273,632 and 275,352 shares outstanding at June 30, 2019 and December 31, 2018, respectively	2,942	2,917
Additional paid-in capital	2,281,995	2,243,419
Treasury Stock, at cost, 20,528 and 16,312 shares at June 30, 2019 and December 31, 2018, respectively	(467,232)	(377,980)
Retained deficit	(760,753)	(768,566)
Accumulated other comprehensive loss	(144,416)	(132,724)
Noncontrolling interest	7,152	7,205
Total stockholders’ equity	919,688	974,271
Total liabilities and stockholders’ equity	$5,770,071	$5,806,381

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating Activities
Net income	$87,206	$182,567
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	208,290	204,819
Amortization of upfront incentive consideration	38,974	39,117
Stock-based compensation expense	33,989	26,200
Deferred income taxes	(14,140)	57,538
Allowance for doubtful accounts	13,613	3,152
Amortization of debt issuance costs	1,986	1,995
Dividends received from joint venture investments	1,164	981
Joint venture equity income	(946)	(2,122)
Loss from discontinued operations	102	447
Loss on extinguishment of debt	—	633
Debt modification costs	—	1,558
Other	(803)	1,875
Changes in operating assets and liabilities:
Accounts and other receivables	(103,861)	(83,162)
Prepaid expenses and other current assets	(4,000)	9,777
Capitalized implementation costs	(15,202)	(21,597)
Upfront incentive consideration	(35,236)	(43,463)
Other assets	(2,162)	(16,867)
Accrued compensation and related benefits	(23,675)	(30,683)
Accounts payable and other accrued liabilities	57,428	(8,597)
Deferred revenue including upfront solution fees	14,934	17,671
Cash provided by operating activities	257,661	341,839
Investing Activities
Additions to property and equipment	(67,196)	(131,886)
Other investing activities	(8,967)	—
Cash used in investing activities	(76,163)	(131,886)
Financing Activities
Payments on Tax Receivable Agreement	(101,482)	(58,908)
Repurchase of common stock	(77,636)	(26,281)
Cash dividends paid to common stockholders	(76,875)	(77,053)
Payments on borrowings from lenders	(23,655)	(23,655)
Net (payments) receipts on the settlement of equity-based awards	(7,002)	1,637
Debt issuance and modification costs	—	(1,567)
Other financing activities	(6,325)	(15,698)
Cash used in financing activities	(292,975)	(201,525)
Cash Flows from Discontinued Operations
Cash used in operating activities	(1,196)	(3,064)
Cash used in discontinued operations	(1,196)	(3,064)
Effect of exchange rate changes on cash and cash equivalents	256	3,258
Increase (decrease) in cash and cash equivalents	(112,417)	8,622
Cash and cash equivalents at beginning of period	509,265	361,381
Cash and cash equivalents at end of period	$396,848	$370,003

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted Operating Income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$27,838	$92,246	$84,688	$180,126
(Income) loss from discontinued operations, net of tax	(1,350)	(760)	102	447
Net income attributable to noncontrolling interests(1)	1,606	1,079	2,518	2,441
Income from continuing operations	28,094	92,565	87,308	183,014
Adjustments:
Acquisition-related amortization(2a)	16,011	17,588	31,995	35,178
Loss on extinguishment of debt	—	—	—	633
Other, net(4)	2,479	7,735	4,349	8,841
Acquisition-related costs(6)	8,935	—	20,641	—
Litigation costs(5)	1,386	1,020	2,824	1,848
Stock-based compensation	18,295	13,594	33,989	26,200
Tax impact of net income adjustments(7)	(7,746)	(30,159)	(19,453)	(32,161)
Adjusted Net Income from continuing operations	$67,454	$102,343	$161,653	$223,553
Adjusted Net Income from continuing operations per share	$0.24	$0.37	$0.58	$0.81
Diluted weighted-average common shares outstanding	275,483	277,180	276,596	276,565

Adjusted Net Income from continuing operations	$67,454	$102,343	$161,653	$223,553
Adjustments:
Depreciation and amortization of property and equipment(2b)	79,209	74,960	154,557	149,423
Amortization of capitalized implementation costs(2c)	9,627	10,395	21,738	20,218
Amortization of upfront incentive consideration(3)	19,846	19,661	38,974	39,117
Interest expense, net	39,608	39,409	77,621	77,518
Remaining provision for income taxes	19,891	30,234	43,441	68,511
Adjusted EBITDA	$235,635	$277,002	$497,984	$578,340
Less:
Depreciation and amortization(2)	104,847	102,943	208,290	204,819
Amortization of upfront incentive consideration(3)	19,846	19,661	38,974	39,117
Acquisition-related amortization(2a)	(16,011)	(17,588)	(31,995)	(35,178)
Adjusted Operating Income	$126,953	$171,986	$282,715	$369,582

Reconciliation of net income (loss) attributable to common stockholders to Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to common stockholders	$27,838	$92,246	$84,688	$180,126
(Income) loss from discontinued operations, net of tax	(1,350)	(760)	102	447
Net income attributable to noncontrolling interests(1)	1,606	1,079	2,518	2,441
Income from continuing operations	28,094	92,565	87,308	183,014
Adjustments:
Acquisition-related amortization(2a)	16,011	17,588	31,995	35,178
Loss on extinguishment of debt	—	—	—	633
Other, net(4)	2,479	7,735	4,349	8,841
Acquisition-related costs(6)	8,935	—	20,641	—
Litigation costs(5)	1,386	1,020	2,824	1,848
Stock-based compensation	18,295	13,594	33,989	26,200
Tax impact of net income adjustments(7)	(7,746)	(30,159)	(19,453)	(32,161)
Adjusted Net Income from continuing operations	$67,454	$102,343	$161,653	$223,553
Adjusted Net Income from continuing operations per share	$0.24	$0.37	$0.58	$0.81
Diluted weighted-average common shares outstanding	275,483	277,180	276,596	276,565

Adjusted Net Income from continuing operations	$67,454	$102,343	$161,653	$223,553
Adjustments:
Depreciation and amortization of property and equipment(2b)	79,209	74,960	154,557	149,423
Amortization of capitalized implementation costs(2c)	9,627	10,395	21,738	20,218
Amortization of upfront incentive consideration(3)	19,846	19,661	38,974	39,117
Interest expense, net	39,608	39,409	77,621	77,518
Remaining provision for income taxes	19,891	30,234	43,441	68,511
Adjusted EBITDA	$235,635	$277,002	$497,984	$578,340
Less:
Capitalized Software Development	24,116	62,706	51,328	120,158
Adjusted EBITDA Less Capitalized Software Development	$211,519	$214,296	$446,656	$458,182

Reconciliation of Free Cash Flow:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash provided by operating activities	$105,661	$146,647	$257,661	$341,839
Cash used in investing activities	(38,299)	(67,187)	(76,163)	(131,886)
Cash used in financing activities	(128,661)	(73,054)	(292,975)	(201,525)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash provided by operating activities	$105,661	$146,647	$257,661	$341,839
Additions to property and equipment	(29,332)	(67,187)	(67,196)	(131,886)
Free Cash Flow	$76,329	$79,460	190,465	209,953

Reconciliation of Net Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Sep 30, 2018	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	LTM
Net income attributable to common stockholders	$73,005	$84,400	$56,850	$27,838	$242,093
(Income) loss from discontinued operations, net of tax	(3,664)	1,478	1,452	(1,350)	(2,084)
Net income attributable to noncontrolling interests(1)	1,538	1,150	912	1,606	5,206
Income from continuing operations	70,879	87,028	59,214	28,094	245,215
Adjustments:
Acquisition-related amortization(2a)	16,407	16,423	15,984	16,011	64,825
Other, net(4)	1,905	(2,237)	1,870	2,479	4,017
Acquisition-related costs(6)	—	3,266	11,706	8,935	23,907
Litigation costs(5)	5,225	1,250	1,438	1,386	9,299
Stock-based compensation	15,245	15,818	15,694	18,295	65,052
Depreciation and amortization of property and equipment(2b)	76,226	77,963	75,348	79,209	308,746
Amortization of capitalized implementation costs(2c)	10,099	11,407	12,111	9,627	43,244
Amortization of upfront incentive consideration(3)	18,207	20,298	19,128	19,846	77,479
Interest expense, net	39,291	40,208	38,013	39,608	157,120
Provision for income taxes	25,021	(3,879)	11,843	12,145	45,130
Adjusted EBITDA	$278,505	$267,545	$262,349	$235,635	$1,044,034

Net Debt (total debt, less cash)					3,007,906
Net Debt / LTM Adjusted EBITDA					2.9x

	Three Months Ended
	Sep 30, 2017	Dec 31, 2017	Mar 31, 2018	Jun 30, 2018	LTM
Net income attributable to common stockholders	$90,989	$82,090	$87,880	$92,246	$353,205
Loss (income) from discontinued operations, net of tax	529	(296)	1,207	(760)	680
Net income attributable to noncontrolling interests(1)	1,307	1,387	1,362	1,079	5,135
Income from continuing operations	92,825	83,181	90,449	92,565	359,020
Adjustments:
Acquisition-related amortization(2a)	20,226	20,194	17,590	17,588	75,598
Impairment and related charges	—	(10,910)	—	—	(10,910)
Loss on extinguishment of debt	1,012	—	633	—	1,645
Other, net(4)	3,802	(56,318)	1,106	7,735	(43,675)
Restructuring and other costs	—	(1,329)	—	—	(1,329)
Litigation (reimbursements) costs, net(5)	(40,929)	963	828	1,020	(38,118)
Stock-based compensation	11,655	10,276	12,606	13,594	48,131
Depreciation and amortization of property and equipment(2b)	66,332	73,438	74,463	74,960	289,193
Amortization of capitalized implementation costs(2c)	10,484	11,510	9,823	10,395	42,212
Amortization of upfront incentive consideration(3)	18,005	17,113	19,456	19,661	74,235
Interest expense, net	38,919	37,348	38,109	39,409	153,785
Provision for income taxes	40,595	71,201	36,275	75	148,146
Adjusted EBITDA	262,926	256,667	301,338	277,002	1,097,933

Net Debt (total debt, less cash)					$3,090,737
Net Debt / LTM Adjusted EBITDA					2.8x

Reconciliation of operating income (loss) to Adjusted Gross Profit, Adjusted EBITDA and Adjusted Operating Income (Loss) by business segment:

	Three Months Ended June 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$159,384	$22,660	$(5,746)	$(94,385)	$81,913
Add back:
Selling, general and administrative	45,482	22,442	10,171	76,610	154,705
Cost of revenue adjustments:
Depreciation and amortization(2)	27,581	40,699	12,342	5,971	86,593
Amortization of upfront incentive consideration(3)	19,846	—	—	—	19,846
Stock-based compensation	—	—	—	7,381	7,381
Adjusted Gross Profit	252,293	85,801	16,767	(4,423)	350,438
Selling, general and administrative	(45,482)	(22,442)	(10,171)	(76,610)	(154,705)
Joint venture equity income	413	—	—	—	413
Selling, general and administrative adjustments:
Depreciation and amortization(2)	3,140	2,586	1,278	11,250	18,254
Acquisition-related costs(6)	—	—	—	8,935	8,935
Litigation costs(5)	—	—	—	1,386	1,386
Stock-based compensation	—	—	—	10,914	10,914
Adjusted EBITDA	210,364	65,945	7,874	(48,548)	235,635
Less:
Depreciation and amortization(2)	30,721	43,285	13,620	17,220	104,847
Amortization of upfront incentive consideration(3)	19,846	—	—	—	19,846
Acquisition-related amortization(2a)	—	—	—	(16,011)	(16,011)
Adjusted Operating Income (Loss)	$159,797	$22,660	$(5,746)	$(49,757)	$126,953

Operating income margin	22.0%	10.7%	NM	NM	8.2%
Adjusted Operating Income Margin	22.1%	10.7%	NM	NM	12.7%

	Three Months Ended June 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$195,052	$22,813	$1,964	$(80,996)	$138,833
Add back:
Selling, general and administrative	35,467	18,568	8,043	61,706	123,784
Cost of revenue adjustments:
Depreciation and amortization(2)	25,560	42,879	8,646	7,928	85,013
Amortization of upfront incentive consideration(3)	19,661	—	—	—	19,661
Stock-based compensation	—	—	—	6,387	6,387
Adjusted Gross Profit	275,740	84,260	18,653	(4,975)	373,678
Selling, general and administrative	(35,467)	(18,568)	(8,043)	(61,706)	(123,784)
Joint venture equity income	951	—	—	—	951
Selling, general and administrative adjustments:
Depreciation and amortization(2)	2,875	3,424	344	11,287	17,930
Litigation costs(5)	—	—	—	1,020	1,020
Stock-based compensation	—	—	—	7,207	7,207
Adjusted EBITDA	244,099	69,116	10,954	(47,167)	277,002
Less:
Depreciation and amortization(2)	28,435	46,303	8,990	19,215	102,943
Amortization of upfront incentive consideration(3)	19,661	—	—	—	19,661
Acquisition-related amortization(2a)	—	—	—	(17,588)	(17,588)
Adjusted Operating Income (Loss)	$196,003	$22,813	$1,964	$(48,794)	$171,986

Operating income margin	27.1%	11.1%	2.9%	NM	14.1%
Adjusted Operating Income Margin	27.2%	11.1%	2.9%	NM	17.5%

	Six Months Ended June 30, 2019
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$352,023	$38,084	$(11,463)	$(186,324)	$192,320
Add back:
Selling, general and administrative	88,942	45,119	20,131	151,904	306,096
Cost of revenue adjustments:
Depreciation and amortization(2)	55,034	80,729	23,809	11,941	171,513
Amortization of upfront incentive consideration(3)	38,974	—	—	—	38,974
Stock-based compensation	—	—	—	14,625	14,625
Adjusted Gross Profit	534,973	163,932	32,477	(7,854)	723,528
Selling, general and administrative	(88,942)	(45,119)	(20,131)	(151,904)	(306,096)
Joint venture equity income	946	—	—	—	946
Selling, general and administrative adjustments:
Depreciation and amortization(2)	6,242	5,526	2,533	22,476	36,777
Acquisition-related costs(6)	—	—	—	20,641	20,641
Litigation costs(5)	—	—	—	2,824	2,824
Stock-based compensation	—	—	—	19,364	19,364
Adjusted EBITDA	453,219	124,339	14,879	(94,453)	497,984
Less:
Depreciation and amortization(2)	61,276	86,255	26,342	34,417	208,290
Amortization of upfront incentive consideration(3)	38,974	—	—	—	38,974
Acquisition-related amortization(2a)	—	—	—	(31,995)	(31,995)
Adjusted Operating Income (Loss)	$352,969	$38,084	$(11,463)	$(96,875)	$282,715

Operating income margin	23.5%	9.0%	NM	NM	9.4%
Adjusted Operating Income Margin	23.6%	9.0%	NM	NM	13.8%

	Six Months Ended June 30, 2018
	Travel Network	Airline Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$405,725	$53,525	$4,101	$(159,117)	$304,234
Add back:
Selling, general and administrative	75,972	36,784	17,459	123,680	253,895
Cost of revenue adjustments:
Depreciation and amortization(2)	52,942	83,714	17,336	14,947	168,939
Amortization of upfront incentive consideration(3)	39,117	—	—	—	39,117
Stock-based compensation	—	—	—	12,072	12,072
Adjusted Gross Profit	573,756	174,023	38,896	(8,418)	778,257
Selling, general and administrative	(75,972)	(36,784)	(17,459)	(123,680)	(253,895)
Joint venture equity income	2,122	—	—	—	2,122
Selling, general and administrative adjustments:
Depreciation and amortization(2)	5,780	6,296	1,276	22,528	35,880
Litigation costs(3)	—	—	—	1,848	1,848
Stock-based compensation	—	—	—	14,128	14,128
Adjusted EBITDA	505,686	143,535	22,713	(93,594)	578,340
Less:
Depreciation and amortization(2)	58,722	90,010	18,612	37,475	204,819
Amortization of upfront incentive consideration(3)	39,117	—	—	—	39,117
Acquisition-related amortization(2a)	—	—	—	(35,178)	(35,178)
Adjusted Operating Income (Loss)	$407,847	$53,525	$4,101	$(95,891)	$369,582

Operating income margin	28.2%	13.0%	3.0%	NM	15.4%
Adjusted Operating Income Margin	28.3%	13.0%	3.0%	NM	18.7%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income from continuing operations ("Adjusted Net Income"), Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Gross Profit as operating income (loss) adjusted for selling, general and administrative expenses, the cost of revenue portion of depreciation and amortization, amortization of upfront incentive consideration and stock-based compensation included in cost of revenue.

We define Adjusted Operating Income (Loss) as operating income (loss) adjusted for joint venture equity income, acquisition-related amortization, acquisition-related costs, litigation costs (reimbursements), net and stock-based compensation.

We define Adjusted Net Income as net income attributable to common stockholders adjusted for income (loss) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs (reimbursements), net, stock-based compensation and tax impact of net income adjustments.

We define Adjusted EBITDA as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and the remaining provision for income taxes.

We define Adjusted EBITDA Less Capitalized Software Development as Adjusted Net Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, the remaining provision for income taxes and capitalized software development.

We define Adjusted EPS as Adjusted Net Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them are unaudited and exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:

•	these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect cash requirements for such replacements;

•
Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect changes in, or cash requirements for, our working capital needs;

•
Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	Adjusted EBITDA and Adjusted EBITDA Less Capitalized Software Development do not reflect tax payments that may represent a reduction in cash available to us;

•
Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and

•
other companies, including companies in our industry, may calculate Adjusted Gross Profit, Adjusted Operating Income (Loss), Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Less Capitalized Software Development, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)
Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Abacus International Lanka Pte Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)	Depreciation and amortization expenses:
a.Acquisition-related amortization represents amortization of intangible assets resulting from purchase accounting.
b.Depreciation and amortization of property and equipment includes software developed for internal use.
c.Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model, as well as amortization of contract acquisition costs.

(3)
Our Travel Network business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to ten years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)
Other, net primarily includes foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)	Litigation costs, net represent charges associated with antitrust litigation.

(6)	Acquisition-related costs represent fees and expenses incurred associated with the 2018 agreement to acquire Farelogix.

(7)
The tax impact on net income adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions and other items.